News Release

For Immediate Release

GenCorp Reports 2007 Fourth Quarter and Annual Results

SACRAMENTO, Calif. - January 24, 2008 - GenCorp Inc. (NYSE: GY) today reported results for the fourth quarter and fiscal year ended November 30, 2007.

Sales for the fourth quarter and for the full year were strong, reflecting continued growth in the Company’s Aerospace and Defense business. Fourth quarter of 2007 sales totaled $203.8 million, 22% above the fourth quarter of 2006. Net income for the fourth quarter of 2007 was $12.4 million, or $0.21 diluted earnings per share, compared to a net loss of $2.1 million, or $0.04 loss per share, for the fourth quarter of 2006. The improved results for the fourth quarter of 2007 compared to the fourth quarter of 2006 were primarily driven by (i) income related to an adjustment of pension benefit cost reserves; (ii) decreased retirement benefit plan expenses; and (iii) increased tax benefits.

Sales for fiscal year 2007 were $745.4 million, a 20% increase from fiscal year 2006. Net income for fiscal year 2007 was $69.0 million, or $1.14 diluted earnings per share, compared to a net loss of $38.5 million, or $0.69 loss per share for fiscal year 2006. The improved results for the year were primarily driven by (i) a $31.2 million gain in discontinued operations from a negotiated early retirement of a seller note and an earn-out payment associated with the divestiture of the Fine Chemicals business in November 2005; (ii) improved Aerospace and Defense operating performance; (iii) decreased retirement benefit plan expenses; and (iv) increased tax benefits from federal and state tax settlements.

“Our Aerospace and Defense segment demonstrated greatly improved performance, with impressive gains in revenues and earnings in both the space and defense business sectors,” said Terry Hall, president and chief executive officer.  “With the closeout of our highly successful Titan engine program now essentially complete, we are already replacing that business with a number of new missile defense programs and the continued development of several key propulsion systems for NASA’s Orion manned spacecraft and its companion ARES I launch vehicle,” said Mr. Hall.

“With respect to our Real Estate segment, we began the long and arduous process of obtaining entitlements on 6,400 acres of our Sacramento land starting back in 2002 and we continue to progress steadily through the multitude of regulatory, legal, environmental, and water matters with numerous governmental agencies. Receiving these entitlements will be an important milestone in our efforts to optimize the value of our excess real estate,” concluded Mr. Hall.

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Operations Review

Aerospace and Defense Segment

Sales for the fourth quarter of 2007 increased 22% to $202.2 million compared to $165.7 million for the fourth quarter of 2006. Sales for fiscal year 2007 were $739.1 million compared to $614.6 million for fiscal year 2006, representing a 20% increase.

The increase in 2007 sales resulted primarily from higher sales on numerous space and defense programs including Standard Missile, Orion, and Titan. The increase in Standard Missile was driven by increased deliveries associated with awards received in 2006 and the award of a new contract in 2007 to develop and qualify the Throttling Divert Attitude Control Systems for the Standard Missile 3 program.   The 2006 Orion award is another factor driving the 2007 increase in sales. Additionally, the increase in Titan sales during 2007 is the result of the final close-out activities of the program, which are essentially complete.

Segment performance improved to $19.8 million for the fourth quarter of 2007 compared to $13.3 million for the fourth quarter of 2006. Excluding environmental remediation provision adjustments, retirement benefit plan expense, and unusual items, segment performance was $19.1 million in the fourth quarter of 2007 compared to $21.9 million for the fourth quarter of 2006. The fourth quarter of 2006 benefited from recognition of performance improvements across a number of programs.

Segment performance was $61.3 million for fiscal year 2007 compared to $10.5 million for fiscal year 2006. Excluding environmental remediation provision adjustments, retirement benefit plan expense, and unusual items, segment performance was $84.8 million for fiscal year 2007 compared to $61.2 million for fiscal year 2006. Factors contributing to the improved 2007 segment performance include: (i) improved margin on the Titan program as a result of favorable performance on close-out activities; and (ii) higher sales volume. Segment performance, which is a non-GAAP financial measure, is defined in the Operating Segment Information table included in this release.

During the fourth quarter of 2007, Aerojet strengthened its portfolio of space and defense programs with net backlog additions and continued successes on development programs, including receipt of a $137 million Standard Missile 3 Throttling Divert and Attitude Control System development contract from Raytheon, and the seventh successful intercept flight test of the Terminal High Altitude Area Defense missile system using an Aerojet booster. As of November 30, 2007, contract backlog was $912 million. Funded backlog, which includes only those contracts for which money has been directly authorized by the U.S. Congress, or for which a firm purchase order has been received from a commercial customer, was $566 million at November 30, 2007.

Real Estate Segment

Sales for 2007 and 2006 consisted of rental property operations. Segment performance was $0.7 million and $0.2 million for the fourth quarter of 2007 and 2006, respectively.

The Company continues to process entitlement applications with the City of Rancho Cordova on the Rio del Oro and Westborough at Easton projects; with the County of Sacramento on the Glenborough at Easton and Easton Place project; and with the City of Folsom with regard to the Hillsborough project.

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Additional Information

Retirement benefit plan expense, which is mostly non-cash, decreased to $5.4 million for the fourth quarter of 2007 from $10.9 million for the fourth quarter of 2006. Retirement benefit plan expense decreased to $21.6 million for fiscal year 2007 from $43.5 million for fiscal year 2006. The decreases reflect the impact of an increase in the underlying discount rate assumptions due to higher market interest rates and a diminishing actuarial loss base due to the recognition of prior year’s losses over five years.

Corporate and other expenses decreased to $3.9 million for the fourth quarter of 2007 from $5.3 million for the fourth quarter of 2006 and to $19.7 million for fiscal year 2007 from $24.2 million for fiscal year 2006. The decrease in full year 2007 expense compared to 2006 is primarily due to higher expenses related to the election of the Company’s directors in 2006 and lower costs in 2007 associated with legacy workers’ compensation matters, partially offset by increased future environmental remediation costs.

Total debt decreased slightly to $446.3 million at November 30, 2007 from $446.5 million at August 31, 2007. Cash balances at November 30, 2007 increased to $92.3 million compared to $82.2 million at August 31, 2007. Total debt less cash decreased to $354.0 million at November 30, 2007 from $364.3 million as of August 31, 2007. As of November 30, 2007, the Company had $72.4 million in outstanding letters of credit issued under the $125.0 million letter of credit subfacility and the Company’s $80.0 million revolving credit facility was unused.

Forward-Looking Statements

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Some important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

•	cancellation or material modification of one or more significant contracts;
•	future reductions or changes in U.S. government spending;
•	failure to comply with regulations applicable to contracts with the U.S. government;
•	significant competition and the Company’s inability to adapt to rapid technological changes;
•	product failures, schedule delays or other problems with existing or new products and systems or cost-overruns on the Company’s fixed-price contracts;
•	the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
•	requirements to provide guarantees and/or letters of credit to financially assure the Company’s environmental obligations;
•	environmental claims related to the Company’s current and former businesses and operations;

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•	the release or explosion of dangerous materials used in the Company’s businesses;
•	reduction in airbag propellant sales volume;
•	disruptions in the supply of key raw materials and difficulties in the supplier qualification process, as well as raw materials price increases;
•	changes in economic and other conditions in the Sacramento metropolitan area, California real estate market or changes in interest rates affecting real estate values in that market;
•
the Company’s limited experience in real estate activities and the ability to execute its real estate business plan, including the Company’s ability to obtain or caused to be obtained, the necessary final governmental zoning, land use and environmental approvals and building permits;

•
the Company’s property being subject to federal, state and local regulations and restrictions that may impose significant limitations on the Company’s plans, with much of the Company’s property being raw land located in areas that include the natural habitats of various endangered or protected wildlife species;

•	the cost of servicing the Company’s debt and compliance with financial and other covenants;
•	the results of significant litigation;
•	costs and time commitment related to acquisition activities;
•	additional costs related to the Company’s divestitures;
•	a strike or other work stoppage or the Company’s inability to renew collective bargaining agreements on favorable terms;
•	the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
•	fluctuations in sales levels causing the Company’s quarterly operating results to fluctuate;
•	occurrence of liabilities that are inadequately covered by indemnity or insurance;
•	changes in the Company’s contract-related accounting estimates;
•	new accounting standards that could result in changes to our methods of quantifying and recording accounting transactions;
•	effects of changes in discount rates and returns on plan assets of defined benefit pension plans;
•	failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act; and
•	those risks detailed from time to time in the Company’s reports filed with the SEC.

About GenCorp

GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate segment that includes activities related to the entitlement, sale and leasing of the Company's excess real estate assets. Additional information about the Company can be obtained by visiting the Company's web site at http://www.GenCorp.com.

Contact information:
Investors: Yasmin Seyal, senior vice president and chief financial officer 916.351.8585
Media: Linda Cutler, vice president, corporate communications 916.351.8650

(Tables to follow)

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Condensed Consolidated Statements of Operations
GenCorp Inc.
	Three Months Ended		Year Ended
	November 30,	November 30,	November 30,	November 30,
(In millions, except per-share amounts)	2007	2006	2007	2006
	(Unaudited)

Net Sales	$203.8	$167.3	$745.4	$621.1
Costs and Expenses
Cost of products sold	184.1	146.9	657.8	565.0
Selling, general and administrative	3.0	7.0	14.4	28.8
Depreciation and amortization	7.8	7.2	28.4	27.2
Interest expense	7.0	7.3	28.6	27.2
Interest income	(1.3)	(1.3)	(4.9)	(3.6)
Other (income) expense, net	(1.7)	0.2	(2.6)	11.7
Unusual items
Legal settlements and estimated loss on legal matters	(0.6)	—	3.8	8.5
Customer reimbursements of tax matters	—	—	2.3	—
Replacement of senior credit facility	—	—	0.6	—
Gain on recoveries	(6.0)	—	(6.0)	—
Income (loss) from continuing operations before income taxes and cumulative effect of changes in accounting principles	11.5	—	23.0	(43.7)
Income tax benefit	(2.5)	(0.3)	(18.1)	(4.7)
Income (loss) from continuing operations before cumulative effect of changes in accounting principles	14.0	0.3	41.1	(39.0)
Income (loss) from discontinued operations, net of income taxes	(1.6)	(1.2)	27.9	2.4
Income (loss) before cumulative effect of changes in accounting principles	12.4	(0.9)	69.0	(36.6)
Loss from cumulative effect of changes in accounting principles, net of income taxes	—	(1.2)	—	(1.9)
Net Income (Loss)	$12.4	$(2.1)	$69.0	$(38.5)
Income (Loss) Per Share of Common Stock
Basic:
Income (loss) per share from continuing operations before cumulative effect of changes in accounting principles	$0.25	$—	$0.73	$(0.70)
Income (loss) per share from discontinued operations, net of income taxes	(0.03)	(0.02)	0.50	0.04
Loss per share from cumulative effect of changes in accounting principles, net of income taxes	—	(0.02)	—	(0.03)
Net income (loss) per share	$0.22	$(0.04)	$1.23	$(0.69)
Diluted:
Income (loss) per share from continuing operations before cumulative effect of changes in accounting principles	$0.24	$—	$0.71	$(0.70)
Income (loss) per share from discontinued operations, net of income taxes	(0.03)	(0.02)	0.43	0.04
Loss per share from cumulative effect of changes in accounting principles, net of income taxes	—	(0.02)	—	(0.03)
Net income (loss) per share	$0.21	$(0.04)	$1.14	$(0.69)
Weighted average shares of common stock outstanding	56.5	55.7	56.2	55.4
Weighted average shares of common stock outstanding, assuming dilution	64.8	55.7	64.6	55.4

During the fourth quarter of fiscal 2007, the Company identified an error in the computation of diluted income per share from continuing operations and diluted net income per share presented in its Form 10-Qs for the quarterly periods ended May 31, 2007 and August 31, 2007. The Company had incorrectly included in the computation its 2 ¼% Debentures on an “as if” converted basis. Only the conversion premium (amount in excess of principal received by holder upon conversion) for these debentures is settled in common shares, with the principal settled in cash. Because the market price of the Company's common stock did not exceed the conversion price for the period, there was no conversion premium, and, as such, no dilutive effect on an "as converted" basis. The error had no effect on any financial statement amounts other than diluted income per share from continuing operations and diluted net income per share for the second and third quarter of fiscal 2007 and the nine months ended August 31, 2007. The diluted income per share from continuing operations and diluted net income per share for the six months ended May 31, 2007 were correctly stated. Management has concluded that the errors are not material to the financial statements for those periods and that the Form 10-Q filings for those periods can continue to be relied upon. A summary of the revisions are as follows:

	Second Quarter ended May 31, 2007		Third Quarter ended August 31, 2007		Nine months ended August 31, 2007
	Previously Reported	Revised	Previously Reported	Revised	Previously Reported	Revised
Diluted income per share from continuing operations	$0.21	$0.22	$0.25	$0.27	$0.46	$0.48
Diluted net income per share	0.20	0.21	0.24	0.26	0.87	0.94

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Operating Segment Information
GenCorp Inc.

	Three Months Ended		Year Ended
	November 30,	November 30,	November 30,	November 30,
(In millions)	2007	2006	2007	2006
	(Unaudited)

Net Sales:
Aerospace and Defense	$202.2	$165.7	$739.1	$614.6
Real Estate	1.6	1.6	6.3	6.5
Total Net Sales	$203.8	$167.3	$745.4	$621.1
Segment Performance: Aerospace and Defense
Segment performance before environmental remediation provision adjustments, retirement benefit plan expense, and unusual items	$19.1	$21.9	$84.8	$61.2
Environmental remediation provision adjustments	0.1	0.1	0.4	(7.4)
Retirement benefit plan expense	(6.0)	(8.7)	(23.8)	(34.8)
Unusual items	6.6	—	(0.1)	(8.5)
Aerospace and Defense	19.8	13.3	61.3	10.5
Real Estate	0.7	0.2	3.5	2.3
Total Segment Performance - Income (Loss)	$20.5	$13.5	$64.8	$12.8

	Three Months Ended		Year Ended
	November 30,	November 30,	November 30,	November 30,
(In millions)	2007	2006	2007	2006
	(Unaudited)
Reconciliation of segment performance to income (loss) from continuing operations before income taxes and cumulative effect of changes in accounting principles:
Segment Performance - Income (Loss)	$20.5	$13.5	$64.8	$12.8
Interest expense	(7.0)	(7.3)	(28.6)	(27.2)
Interest income	1.3	1.3	4.9	3.6
Corporate and other expenses	(3.9)	(5.3)	(19.7)	(24.2)
Corporate retirement benefit plan income (expense)	0.6	(2.2)	2.2	(8.7)
Corporate unusual items	—	—	(0.6)	—
Income (loss) from continuing operations before income taxes and cumulative effect of changes in accounting principles	$11.5	$—	$23.0	$(43.7)

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales from continuing operations less applicable costs, expenses, and provisions for restructuring and unusual items relating to operations. Segment performance excludes corporate income and expenses, commercial legacy income and expenses, provisions for unusual items not related to the operations, interest expense, interest income, cumulative effect of changes in accounting principles, and income taxes. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance. Specifically, the Company believes the exclusion of the items listed above permits an evaluation and a comparison of results for ongoing business operations, and it is on this basis that management internally assesses the financial performance of its segments.

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Condensed Consolidated Balance Sheets
GenCorp Inc.
	November 30,	November 30,
(In millions)	2007	2006

Current Assets
Cash and cash equivalents	$92.3	$61.2
Restricted cash	—	19.8
Accounts receivable	99.2	71.1
Inventories	67.5	69.5
Recoverable from U.S. government and other third parties for environmental remediation costs and other	46.5	37.6
Prepaid expenses and other	17.4	23.5
Assets of discontinued operations	0.1	0.5
Total Current Assets	323.0	283.2

Noncurrent Assets
Property, plant and equipment, net	139.8	136.8
Real estate held for entitlement and leasing	45.3	38.2
Recoverable from U.S. government and other third parties for environmental remediation costs and other	179.0	177.0
Prepaid pension asset	101.0	187.3
Goodwill	94.9	101.3
Intangible assets	21.7	24.6
Other noncurrent assets, net	90.5	73.0
Total Noncurrent Assets	672.2	738.2
Total Assets	$995.2	$1,021.4

Liabilities and Shareholders’ Deficit
Short-term borrowings and current portion of long-term debt	$1.5	$21.3
Accounts payable	28.9	32.6
Reserves for environmental remediation costs	66.1	55.6
Income taxes payable	6.2	12.2
Postretirement medical and life benefits	8.8	9.7
Advance payments on contracts	49.1	57.1
Other current liabilities	84.3	88.9
Liabilities of discontinued operations	1.0	1.8
Total Current Liabilities	245.9	279.2

Noncurrent Liabilities
Convertible subordinated notes	271.4	271.4
Senior subordinated notes	97.5	97.5
Other long-term debt	75.9	72.2
Deferred income taxes	0.3	—
Reserves for environmental remediation costs	203.9	210.4
Postretirement medical and life benefits	78.5	127.1
Other noncurrent liabilities	73.8	59.6
Total Noncurrent Liabilities	801.3	838.2
Total Liabilities	1,047.2	1,117.4
Total Shareholders’ Deficit	(52.0)	(96.0)
Total Liabilities and Shareholders’ Deficit	$995.2	$1,021.4

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